                                                                   EXHIBIT 11.1



                           AMERICA SERVICE GROUP INC.

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

                                                 SIX MONTHS ENDED JUNE 30,        QUARTER ENDED JUNE 30,

                                                   1998             1997          1998              1997
                                                   ----             ----          ----              ----

Net income                                      $2,460,000      $  940,000     $  998,000     $  547,000

Decrease in redeemable common stock                 --              57,000         --              --
                                                ----------      ----------     ----------     ----------

Numerator for basic and diluted earnings
   per share - income available to common
   stockholder                                  $2,460,000      $  997,000     $  998,000     $  547,000
                                                ==========      ==========     ==========     ==========

Denominator for basic earnings per share -
   weighted average shares                       3,542,000       3,448,000     $3,556,000      3,486,000

Effect of dilutive securities                      121,000         124,000        179,000         98,000
                                                ----------      ----------     ----------     ----------

Weighted average common shares
   outstanding - diluted                         3,663,000       3,572,000      3,735,000      3,584,000
                                                ==========      ==========     ==========     ==========

Basic earnings per share                        $     0.69      $     0.29     $     0.28     $     0.16
                                                ==========      ==========     ==========     ==========
Diluted earnings per share                      $     0.67      $     0.28     $     0.27     $     0.15
                                                ==========      ==========     ==========     ==========

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